Company Contact:	Investor Relations
HearUSA, Inc.	Scott Liolios or Ron Both
Stephen J. Hansbrough	Liolios Group, Inc.
Chairman and CEO	Email: info@liolios.com
Tel 561-478-8770, ext 132	Tel 949-574-3860

HearUSA Reports Second Quarter 2010 Results

West Palm Beach, Fla. — August 10, 2010 — HearUSA, Inc. (NYSE Amex: EAR), a leader among the nation’s hearing care providers, reported financial results for the second quarter ended June 26, 2010.

Financial Results for Second Quarter 2010

In the second quarter of 2010, net revenues increased 9% to $21.4 million from $19.6 million in the previous quarter, but decreased 6% from $22.7 million in the second quarter 2009. The decrease year-over-year was principally the result of some insurance plans eliminating, changing or limiting their hearing care benefits at the beginning of 2010. The company implemented a number of plans and strategies during the first quarter of 2010 which helped to replace most of the lost insurance business, including increased marketing to its existing insurance base and private pay customers.  The company also increased the marketing of its AARP Hearing Care Program and made it available to AARP members in 45 states through all 177 HearUSA centers and a network of independent AARP Hearing Care Program providers. These combined efforts were the primary cause of the 9% increase in second quarter revenue over the previous quarter.

The loss from continuing operations totaled $1.9 million in the second quarter of 2010, compared to a loss of $2.5 million in the previous quarter, and income of $963,000 in the second quarter of 2009. The loss from continuing operations includes AARP advertising costs of $957,000 incurred in the second quarter of 2010 compared to $253,000 in the previous quarter and none incurred in the second quarter of 2009.  Advertising, royalties and administrative costs associated with the AARP program totaled $1.3 million in the second quarter of 2010, $588,000 in the previous quarter and $142,000 in the second quarter of 2009.

Net loss attributable to common stockholders was $2.2 million or $(0.05) per basic and diluted share in the second quarter of 2010, as compared to a net loss of $2.7 million or $(0.06) per basic and diluted share in the previous quarter of 2010, and net income of $1.1 million, or $0.03 per basic and $0.02 per diluted share, in the same year-ago period. Net loss attributable to common shareholders in the second quarter of 2009 included income from discontinued operations of $336,000 or $0.01 per basic and diluted share.

Management Commentary

“Our focus during the second quarter of 2010 was to increase revenues to offset the loss of the managed care business in the first quarter and to expand the reach of the AARP program,” said Stephen Hansbrough, CEO and chairman of HearUSA. “The 9% increase in revenues over the first quarter of 2010 and the successful launch of the AARP program to AARP members in a total of 45 states has given us a strong base for continued success going into the third quarter.

“We have seen appointments grow at an accelerating pace since we launched our AARP national advertising campaign, and AARP included the HearUSA program in its publications and web sites in the latter half of the second quarter. We expect this momentum to continue and believe that center revenues will grow between 9% and 15% in the second half of 2010 when compared to the first half, and our target is to grow center revenues 15% to 20% in 2011 when compared to 2010.

“We will focus primarily on expanding the number of independent providers participating in the AARP network during the rest of 2010 and expect to have more than 800 participating providers by the end of the year,” continued Mr. Hansbrough. “Both HearUSA and AARP will also continue to increase awareness and member communications during the remainder of the year. We believe that it will take time to fully develop the provider network and educate the AARP membership base. Our targets for 2011 are to expand the AARP network to more than 2,000 participating providers and generate AARP network sales of over 30,000 units.”

Conference Call

HearUSA will hold a conference call at 4:30 p.m. Eastern time, August 10, 2010, to discuss its second quarter 2010 financial results. The company’s senior management will host the presentation, which will be followed by a question and answer period.

To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the HearUSA conference call and provide the conference ID: 7HEARUSA.

Date: Tuesday, August 10, 2010
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Domestic callers: 1-800-862-9098
International callers: 1-785-424-1051
Conference ID#: 7HEARUSA

A Web simulcast and replay will be available via the investor relations section of the company’s website at www.hearusa.com.

If you have any difficulty connecting with the conference call or webcast, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available later that evening and will be accessible until August 17, 2010:

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay Pin Number: 11721

About HearUSA

HearUSA is the recognized leader in hearing care for the nation's top managed care organizations through its 177 company-owned centers and network of more than 2,000 hearing care providers. HearUSA is the nation's only hearing care provider accredited by URAC, an independent, nonprofit health care accrediting organization dedicated to promoting health care quality through accreditation, certification and commendation. HearUSA is also the administrator of the AARP Hearing Care Program , designed to help millions of Americans aged 50+ who have untreated hearing loss. For more information about HearUSA visit www.hearusa.com, or go to www.hearingshop.com for a wide selection of hearing related products available for purchase online.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those statements that HearUSA plans to expand its AARP program to include more than 800 participating independent hearing care providers during the course of 2010 and over 2,000 participating providers in 2011; that the company expects second quarter 2010 momentum to continue; that the company believes that center revenues will grow between 9% and 15% in the second half of 2010 when compared to the first half of 2010; that the company’s target is to grow revenues 15% to 20% in 2011 when compared to 2010; and that the company plans to generate AARP network sales of over 30,000 units. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as the company’s continuing ability to replace lost and decreased revenue from insurance contracts with increased self-pay revenue, replacement insurance agreements and other revenue; the company’s ability to attract and retain a sufficient number of independent providers in all 50 states to participate in the AARP program; the company’s ability to successfully integrate the AARP program into its company-owned centers; the ability of the Company to capitalize on the advertising efforts for the AARP program; the company's ability to control costs; the company’s ability to generate sufficient cash flows to fund its various advertising campaigns; the ability of the company to maintain unit sales of Siemens hearing aids; market demand for the company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the company’s centers are located; consumer confidence in the general economy; the impact of competitive products; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended December 26, 2009.

HEARUSA, Inc.
Consolidated Statements of Operations
Three Months Ended June 26, 2010 and June 27, 2009
(unaudited)

	June 26, 2010	June 27, 2009
	(Dollars in thousands, except per
	share amounts)

Net revenues
Hearing aids and other products	$19,796	$20,653
Services	1,613	2,014
Total net revenues	21,409	22,667

Operating costs and expenses
Hearing aids and other products	5,290	5,072
Services	412	388
Total cost of products sold and services excluding depreciation and amortization	5,702	5,460

Center operating expenses	12,209	10,908
General and administrative expenses	3,769	3,661
Depreciation and amortization	564	588
Total operating costs and expenses	22,244	20,617

Income (loss) from operations	(835)	2,050
Non-operating income (expenses)
Gain (loss) on foreign exchange	(5)	375
Interest income	5	-
Interest expense	(841)	(1,252)
Income (loss) from continuing operations before income tax expense	(1,676)	1,173
Income tax expense	(220)	(210)
Income (loss) from continuing operations	(1,896)	963
Discontinued operations attributable to HearUSA, Inc.
Income from discontinued operations, net of income tax benefit of $270 in 2009	-	250
Gain on sale of discontinued operations	-	1,632
Income tax expense on sale of discontinued operations	-	(1,546)
Income from discontinued operations	-	336
Net income (loss)	(1,896)	1,299

Net income attributable to noncontrolling interest	(238)	(131)
Net income (loss) attributable to HearUSA, Inc.	(2,134)	1,168
Dividends on preferred stock	(32)	(35)

Net Income (loss) attributable to HearUSA, Inc. common stockholders	$(2,166)	$1,133

Loss from continuing operations attributable to HearUSA, Inc. common stockholders per common share – basic	$(0.05)	$0.02
Loss from continuing operations attributable to HearUSA, Inc. common stockholders per common share – diluted	$(0.05)	$0.02

Net loss attributable to HearUSA, Inc. common stockholders per common share – basic	$(0.05)	$0.03
Net loss attributable to HearUSA, Inc. common stockholders per common share –
diluted	$(0.05)	$0.02

Weighted average number of shares of common stock outstanding – basic	44,922	44,837

Weighted average number of shares of common stock outstanding – diluted	44,922	45,340

Amounts attributable to HearUSA, Inc. common stockholders:

Income (loss) from continuing operations, net of tax	$(2,134)	$832
Discontinued operations, net of tax	-	336

Net income (loss) attributable to HearUSA, Inc. common stockholders	$(2,134)	$1,168

HEARUSA, Inc.
Consolidated Balance Sheets
(unaudited)

	June 26, 2010	December 26, 2009
	(Dollars in thousands, except per
	share amounts)
ASSETS
Current assets
Cash and cash equivalents	$4,026	$7,037
Short-term marketable securities	1,306	4,106
Accounts and notes receivable, less allowance for doubtful accounts of $677 and $616	5,506	5,554
Inventories	1,409	1,844
Prepaid expenses and other	417	464
Total current assets	12,664	19,005
Property and equipment, net	3,463	4,021
Goodwill	51,928	51,495
Intangible assets, net	12,529	12,816
Deposits and other	698	731
Restricted cash and cash equivalents	3,252	3,245
Total Assets	$84,534	$91,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$9,458	$7,070
Accrued expenses	1,907	2,253
Accrued salaries and other compensation	3,224	3,520
Current maturities of long-term debt	5,357	5,983
Income taxes payable	-	1,974
Dividends payable	35	35
Total current liabilities	19,981	20,835
Long-term debt	33,781	36,139
Deferred income taxes	7,775	7,335
Total long-term liabilities	41,556	43,474
Commitments and contingencies

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	-	-
Series J (233 shares outstanding)	-	-
Total preferred stock	-	-

Common stock: $.10 par; 75,000,000 shares authorized 45,451,160 and 45,381,750 shares issued	4,545	4,538
Additional paid-in capital	138,359	137,863
Accumulated deficit	(119,804)	(114,982)
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total HearUSA, Inc. Stockholders’ Equity	20,615	24,934
Noncontrolling interest	2,382	2,070
Total Stockholders’ equity	22,997	27,004
Total Liabilities and Stockholders’ Equity	$84,534	$91,313